EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation of our report dated April 26, 2000, which is incorporated in this Annual Report on Form 8-K.

Rubio & Company, P.C.

Atlanta, GA  30305
September 8, 2000